SIMPSON THACHER & BARTLETT
                            425 LEXINGTON AVENUE
                         NEW YORK, N.Y. 10017-3954
                               (212) 455-2000
                                    ____

                            FASCIMILE: 455-2502

                                                           February 26, 2002




Chase Manhattan Bank USA,
  National Association
White Clay Center Building 200
Route 273
Newark, Delaware 19801

                          Re: Chase Credit Card Master Trust Asset-Backed
                              Certificates and Chase Credit Card Owner
                              Trust Asset-Backed Notes
                              -------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel for Chase Manhattan Bank USA, National Association, a banking corporation organized under the laws of the United States (the "Bank"), in connection with the filing by the Bank, on behalf of the Chase Credit Card Master Trust (the "Master Trust") and Chase Credit Card Owner Trust (the "Owner Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement pursuant to Rule 462(b) incorporating by reference the Registration Statement on Form S-3, Registration No. 333-68236 (the "Earlier Registration Statement"), filed by the Bank under the Act, registering both Asset-Backed Certificates representing undivided interests in certain assets of the Master Trust (the "Certificates") and Asset-Backed Notes secured by Certificates (the "Notes"). The Certificates of a particular Series will be issued pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of November 15, 1999, (the "Pooling and Servicing Agreement"), as amended by the First Amendment thereto dated as of March 31, 2001 (the "Pooling and Servicing Agreement"), among the Bank, JPMorgan Chase Bank and The Bank of New York, as Trustee (the "Trustee"), and filed as Exhibit 4.1 and 4.2 respectively to the Registration Statement and related Series Supplements to the Pooling and Servicing Agreement (each, a "Series Supplement") between the Bank and the Trustee, substantially in the form filed as Exhibits 4.3 and 4.4 to the Registration Statement. The Notes will be issued under an Indenture (the "Indenture") between the Owner Trust and The Bank of New York, as Indenture Trustee.

            We have examined the Registration Statement and the Pooling and Servicing Agreement, the forms of Series Supplements and the form of the Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Bank.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            We also have assumed that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Owner Trust.

            We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly authorized, executed and delivered by the Owner Trust and (2) execution, delivery and performance by the Owner Trust of the Indenture and the Notes will not violate the laws of Delaware or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

            Based upon the foregoing, and subject to the qualifications and limitations set forth herein:

            (a) We are of the opinion that:

            1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank, and assuming that the Pooling and Servicing Agreement is the valid and legally binding agreement of the Trustee, the Pooling and Servicing Agreement constitutes a valid and legally binding obligation of the Bank.

            2. When the Series Supplement relating to a particular Series of Certificates has been duly authorized, executed and delivered by each of the Bank and the Trustee, such Series Supplement will constitute a valid and legally binding obligation of the Bank.

            3. When the Certificates of a particular Series have been duly authorized by the Bank, when such Series Certificates have been duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Series Supplement and when such Series Certificates have been delivered and sold as contemplated by the Registration Statement, such Certificates will be validly issued, fully paid and nonassessable and entitled to the benefits provided for by the Pooling and Servicing Agreement and such Series Supplement.

            4. When the Notes have been duly executed, authenticated and issued in accordance with the provisions of the Indenture, and upon payment and delivery in accordance with the provisions of the Underwriting Agreement the Notes will be fully paid and nonassessable and will constitute valid and legally binding obligations of the Owner Trust.

            5. The statements set forth in the prospectus (the
     "Prospectus") under the caption "Tax Matters," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and

            (b) We hereby confirm the opinions expressly set forth under the caption "Tax Matters" in the Prospectus included in the Registration Statement.

            Our opinions set forth above in paragraphs (a) 1, 2, and 4 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

            We hereby consent to the filing of this opinion letter as
Exhibit 5.1 and Exhibit 8.1 to the Registration Statement and the use of our name under the captions "Legal Matters" and "Tax Matters" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett
                                             ---------------------------------
                                             SIMPSON THACHER & BARTLETT